Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

USAT Reiterates Preliminary Results of Annual Meeting

Results Indicate Election of All of the Company’s Director Nominees

MALVERN, PA, June 28, 2012 -- USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), a leader of wireless, cashless payment and M2M telemetry solutions for self−serve, small−ticket retailing industries, today reiterated the preliminary results of this morning’s Annual Meeting of Shareholders.  Based on the preliminary vote count provided by USAT’s proxy solicitor, shareholders have elected all of the Company’s director nominees, consisting of Deborah G. Arnold, Steven D. Barnhart, Joel Brooks, Stephen P. Herbert, Albin F. Moschner, Frank A. Petito,III, Jack E. Price, William J. Reilly, Jr. and William J. Schoch.

In connection with the meeting and in response to the press release issued by dissident shareholder, Bradley Tirpak and the S.A.V.E group earlier today, the Company issued the following statement:

We believe that the 2012 Annual Meeting of Shareholders was held in full compliance with Pennsylvania law and the Company’s governing documents.  We were disappointed by the conduct of Bradley Tirpak and various members of the S.A.V.E group who behaved in a disruptive manner and without regard to common courtesy owing to other shareholders. We would again like to thank shareholders for their support and we look forward to continuing to execute on our strategy for value enhancement, without further disruptions from Tirpak and the S.A.V.E. group.

IVS Associates, Inc., the independent inspector of elections, has indicated that it expects to issue the preliminary voting results within the next few business days, which USAT will publicly announce. Final results of the election will also be announced once they are certified by the inspector of election.

About USA Technologies:
USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the costs and management distractions attendant to Mr. Tirpak’s nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.